Exhibit 99.3



THESE SECURITIES HAVE BEEN ISSUED OR SOLD IN RELIANCE ON PARAGRAPH
(13) OF CODE SECTION 10-5-9 OF THE `GEORGIA SECURITIES ACT OF 1973, AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN A TRANSACTION WHICH IS
EXEMPT UNDER SUCH ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION
UNDER SUCH ACT.

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, THAT
SUCH REGISTRATION IS NOT REQUIRED.

                            WARRANT TO PURCHASE STOCK

Corporation:               LookSmart, Ltd.
Number of Shares:          250,000
Class of Stock:            Common
Initial Exercise Price:    $15.00
Issue Date:                May 7, 1998
Expiration Date:           May 7, 2003


     THIS WARRANT CERTIFIES THAT, for value received, the sufficiency of which is hereby acknowledged, Cox Interactive Media Inc., or its assigns ("Holder"), is entitled to purchase up to the number of fully paid and nonassessable shares of the class of securities of LookSmart, Ltd., a Delaware corporation (the "Company"), at the initial exercise price per share (the "Warrant Price") all as set forth herein and as adjusted pursuant to Article 2 of this Warrant, subject to the provisions and upon the terms and conditions set forth in this Warrant. The Warrant will entitle the Holder to purchase 250,000 shares of the Common Stock of the Company, par value $.001 per share (the "Common Stock") as adjusted pursuant to Article 2 hereto. The Warrant Price for such Common Stock shall be $15.00 per share as adjusted pursuant to Article 2 hereto. The Common Stock is referred to herein as "Shares".

     This Warrant is subject to the following terms and conditions:

                                    ARTICLE 1

                                    EXERCISE

     1.1 Method of Exercise. Holder may exercise this Warrant by delivering a duly executed Notice of Exercise in substantially the form attached as Appendix 1 to the principal office of the Company. Unless Holder is exercising the conversion right set forth in Section 1.2, Holder shall also deliver to the Company a check for the aggregate Warrant Price for the Shares being purchased.

     1.2 Conversion  Right.  In lieu of exercising  this Warrant as specified in
Section 1.1, Holder may from time to time convert this Warrant, in whole or in part, into a number of Shares determined by dividing (a) the aggregate fair market value of the Shares or other securities otherwise issuable upon exercise of this Warrant minus the aggregate Warrant Price of such Shares by (b) the fair market value of one Share. The fair market value of the Shares shall be determined pursuant to Section 1.4.

     1.3 No Rights as Shareholder. This Warrant does not entitle Holder to any voting rights as a shareholder of the Company prior to the exercise hereof.

     1.4 Fair Market Value. If the Shares are traded in a public market, the fair market value of the Shares shall be the closing price of the Shares (or the closing price of the Company's stock into which the Shares are convertible) reported for the business day immediately before Holder delivers its Notice of Exercise to the Company. If the Shares are not traded in a public market, the Board of Directors of the Company shall determine fair market value in its reasonable good faith judgment.

     1.5 Delivery of Certificate and New Warrant. Promptly after Holder exercises or converts this Warrant, the Company shall deliver to Holder certificates for the Shares acquired and, if this Warrant has not been fully exercised or converted and has not expired, a new Warrant representing the Shares not so acquired.

     1.6 Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

     1.7 Sale, Merger, or Consolidation of the Company.

     (a) "Acquisition". For the purpose of this Warrant, "Acquisition" means any sale, license, or other disposition of all or substantially all of the assets of the Company, or any reorganization, consolidation, or merger of the Company where the holders of the Company's securities before the transaction beneficially own less than 50% of the outstanding voting securities of the surviving entity after the transaction.

     (b) Assumption of Warrant. Upon the closing of any Acquisition the successor entity shall assume the obligations of this Warrant, and this Warrant shall be exercisable for the same securities, cash, and property as would be payable for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on the record date for the Acquisition and subsequent closing. Appropriate provisions shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof (including without limitation, provisions for the adjustment of the Warrant Price and the number of shares issuable hereunder) shall thereafter be applicable in relation to any shares of stock or other securities or property thereafter deliverable upon exercise hereof.


                                    ARTICLE 2

                            ADJUSTMENTS TO THE SHARES

     2.1 Stock Dividends, Splits, Etc. If the Company declares or pays a dividend on the Shares or subdivides the Shares in a transaction that increases the amount of common stock into which the Shares are convertible, then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend or subdivision occurred.

     2.2 Reclassification, Exchange or Substitution. Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant, Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised immediately before such reclassification, exchange, substitution, or other event. Such an event shall include any automatic conversion of the outstanding or issuable securities of the Company of the same class or series as the Shares to common stock pursuant to the terms of the Company's certificate of incorporation upon the closing of a registered public offering of the Company's common stock. The Company or its successor shall promptly issue to Holder a new Warrant for such new securities or other property. The new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2 including, without limitation, adjustments to the Warrant Price and to the number of securities or property issuable upon exercise of the new Warrant. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

     2.3 Adjustments for Combinations, Etc. If the outstanding Shares are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased.

     2.4 No Impairment. The Company shall not, by amendment of its certificate of incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out of all the provisions of this Article 2 and in taking all such action as may be necessary or appropriate to protect Holder's rights under this Article against impairment including, but not limited to, the reservation of a sufficient number of Shares to provide for the exercise of this Warrant and the reservation of a sufficient number of shares of common stock to provide for the conversion of the Shares. If the Company takes any action affecting the Shares or its common stock other than as described above that adversely affects Holder's rights under this Warrant, the Warrant Price shall be adjusted downward and the number of Shares issuable upon exercise of this Warrant shall be adjusted upward in such a manner that the aggregate Warrant Price of this Warrant is unchanged.

     2.5 Fractional Shares. No fractional Shares shall be issuable upon exercise or conversion of the Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional share interest arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional share interest by paying Holder an amount computed by multiplying the fractional interest by the fair market value of a full Share.

     2.6 Certificate as to Adjustments. Upon each adjustment of the Warrant Price, the Company at its expense shall promptly compute such adjustment, and furnish Holder with a certificate of its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Warrant Price in effect upon the date thereof and the series of adjustments leading to such Warrant Price.

                                    ARTICLE 3

                  REPRESENTATIONS AND COVENANTS OF THE COMPANY

     3.1 Representations and Warranties. The Company hereby represents and warrants to the Holder that all Shares which may be issued upon the exercise of the purchase right represented by this Warrant, and all securities, if any, issuable upon conversion of the Shares, shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

     3.2 Notice of Certain Events. If the Company proposes at any time (a) to declare any dividend or distribution upon its common stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend;
(b) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights;
(c) to effect any reclassification or recapitalization of common stock; (d) to merge or consolidate with or into any other corporation, or sell, lease, license, or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; or (e) offer holders of registration rights the opportunity to participate in an underwritten public offering of the company's securities for cash, then, in connection with each such event, the Company shall give Holder (1) at least 20 days prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of common stock will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (c) and (d) above; (2) in the case of the matters referred to in (c) and (d) above at least 20 days prior written notice of the date when the same will take place (and specifying the date on which the holders of common stock will be entitled to exchange their common stock for securities or other property deliverable upon the occurrence of such event); and (3) in the case of the matter referred to in (e) above, the same notice as is given to the holders of such registration rights.

     3.3 Shareholder Rights. Upon exercising the Warrant, the holder shall be entitled to the same rights, preferences, privileges and restrictions granted to any other holders of securities of the same class and series as the Shares.


                                    ARTICLE 4

                                  MISCELLANEOUS

     4.1 Term. This Warrant is exercisable, in whole or in part, at any time and from time to time on or before the Expiration Date set forth above, unless terminated as set forth herein.

     4.2 Legends. This Warrant and the Shares (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form:

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE
         SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE
         SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN
         EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR
         PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL
         REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH
         REGISTRATION IS NOT REQUIRED.

     4.3 Compliance with Securities Laws on Transfer. This Warrant and the Shares issuable upon exercise of this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company). The Company shall not require Holder to provide an opinion of counsel if the transfer is to an affiliate or subsidiary of Holder (unless Company agrees to bear the expense of providing such opinion) or a public sale if there is no material question as to the availability of current information as referenced in Rule 144(c), Holder represents that it has complied with Rule 144(d) and (e) in reasonable detail, the selling broker represents that it has complied with Rule 144(f), and the Company is provided with a copy of Holder's notice of proposed sale.

     4.4 Transfer Procedure. Subject to the provisions of Sections 4.2 and 4.3, Holder may transfer all or part of this Warrant or the Shares issuable upon exercise of this Warrant (or the securities issuable, directly or indirectly, upon conversion of the Shares, if any) by giving the Company notice of the portion of the Warrant being transferred setting forth the name, address and taxpayer identification number of the transferee and surrendering this Warrant to the Company for reissuance to the transferee(s) (and Holder if applicable). Unless the Company is filing financial information with the SEC pursuant to the Securities Exchange Act of 1934, the Company shall have the right to refuse to transfer any portion of this Warrant to any person who directly competes with the Company.

     4.5 Notices. All notices and other communications from the Company to the Holder, or vice versa, shall (i) be delivered to such address as may have been furnished to the Company or the Holder, as the case may be, in writing by the Company or such holder from time to time; (ii) be deemed delivered and effective
(a) if given personally or delivered by courier, when delivered to the addressee, (b) when mailed by first-class registered or certified mail; (c) if by regular mail, seven (7) business days from and including the date of postage or (d) if by fax when transmitted to the addressee.

     4.6 Waiver. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

     4.7 Attorneys Fees. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys' fees.

     4.8 Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to its principles regarding conflicts of law.

                                    ARTICLE 5

                  REPRESENTATIONS AND WARRANTIES OF THE HOLDER

     Holder represents and warrants to the Company as follows:

     5.1 Holder understands that neither the Warrant nor the Shares (collectively, the "Securities") have been registered under the Securities Act or under any state securities laws. The Holder is familiar with the provisions of the Securities Act and Rule 144 thereunder and understands that Holder may be required to hold the Securities until the dates of repayment thereof or for an indefinite period of time.

     5.2 Holder is acquiring the Securities for Holder's own account, and not as a nominee or agent for others, and not with a view to resale or distribution of any part thereof, and Holder has no present intention of selling or distributing the Securities except for participation interests in the loan to lenders who make to the Company the representations set forth in this Section 5.

     5.3 Holder has had an opportunity to ask questions and receive answers from the Company and its officers and directors regarding the business, prospects and financial condition of the Company.

     IN WITNESS WHEREOF, the Company has caused the Warrant to be issued by its duly authorized officer to take effect as of the date first set forth above.


                                             LOOKSMART, LTD.

                                             By: /s/ Evan Thornley

                                             Title:

                                   APPENDIX 1

                               NOTICE OF EXERCISE


     1. The undersigned hereby elects to purchase ______ shares of the Common/Series ____ Preferred [strike one] Stock of ___________________ pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

     2. The undersigned hereby elects to convert the attached Warrant into Shares/cash [strike one] in the manner specified in the Warrant. This conversion is exercised with respect to ______________ of the Shares covered by the Warrant.

         [Strike paragraph that does not apply.]

     3. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

                        ---------------------------------
                                     (Name)

                        ---------------------------------

                        ---------------------------------
                                     (Address)


     4. The undersigned represents it is acquiring the shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws.

                                        ---------------------------------
                                        (Signature)


                                        ---------------------------------
                                        (Date)